FOR IMMEDIATE RELEASE

CONTACT:                                James G. Rakes, Chairman, President & CEO (540) 951-6236
jrakes@nbbank.com

NATIONAL BANKSHARES, INC.’S SECRETARY
AND COUNSEL TO RETIRE

BLACKSBURG, VA, OCTOBER 18, 2010:  James G. Rakes, Chairman, President and CEO of National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced that Marilyn B. Buhyoff, the Company’s Secretary and Counsel will retire effective July 1, 2011.  Mrs. Buhyoff, who will soon turn 62 years old, joined the National Bank of Blacksburg in 1987 and was named Secretary and Counsel of National Bankshares, Inc. in 1988.  Mr. Rakes said, “We have been fortunate to have counted Marilyn as a part of our senior management team for over 23 years.  We appreciate that she has given us sufficient time to plan for her departure by reassigning certain oversight responsibilities and to conduct a deliberate search for her replacement.”  Mrs. Buhyoff commented, “It has been an honor to have spent a significant part of my career at National Bankshares under Jim Rakes’ leadership.  Not only have we been successful financially, but we also have a culture of integrity and customer service and are well-positioned for the future.”

National Bankshares, Inc. is a financial holding company with headquarters in Blacksburg, Virginia.  It is the parent company of the National Bank of Blacksburg, which does business as National Bank from 25 offices throughout Southwest Virginia, and of National Bankshares Financial Services, Inc., an insurance and investments subsidiary in the same market.  National Bankshares’ stock is traded on the NASDAQ Capital Market under the symbol “NKSH”.  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.